Exhibit 31.2

CERTIFICATION

I, Sharon Esposito-Mayer, Executive Vice President and Chief Financial Officer, certify that:

1.                                       I have reviewed this annual report on Form 10-K/A of GP Strategies Corporation;

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this  report;

Date: April 29, 2011

/s/ Sharon Esposito-Mayer
Sharon Esposito-Mayer
Executive Vice President and Chief Financial Officer